You're a Neighbor, Not a Number Q2 2021 Investor Presentation Exhibit 99.1

Cautionary Statement Regarding Forward - Looking Statements In addition to historical information, this presentation may contain forward - looking statements . For this purpose, any statement that is not a statement of historical fact may be deemed to be a forward - looking statement . These forward - looking statements may include statements regarding profitability, liquidity, allowance for loan losses, interest rate sensitivity, market risk, growth strategy and financial and other goals . Forward - looking statements often use words such as “believes,” “expects,” “plans,” “may,” “will,” “should,” “projects,” “contemplates,” “anticipates,” “forecasts,” “intends” or other words of similar meaning . You can also identify them by the fact that they do not relate strictly to historical or current facts . Forward - looking statements are subject to numerous assumptions, risks and uncertainties, and actual results could differ materially from historical results or those anticipated by such statements . There are many factors that could have a material adverse effect on the operations and future prospects of the Company including, but not limited to : • changes in assumptions underlying the establishment of allowances for loan losses, and other estimates ; • the risks of changes in interest rates on levels, composition and costs of deposits, loan demand, and the values and liquidity of loan collateral, securities, and interest sensitive assets and liabilities ; • the effects of future economic, business and market conditions ; • legislative and regulatory changes, including the Dodd - Frank Wall Street Reform and Consumer Protection Act and other changes in banking, securities, and tax laws and regulations and their application by our regulators, and changes in scope and cost of Federal Deposit Insurance Corporation insurance and other coverages ; • our inability to maintain our regulatory capital position ; • the Company’s computer systems and infrastructure may be vulnerable to attacks by hackers or breached due to employee error, malfeasance, or other disruptions despite security measures implemented by the Company ; • changes in market conditions, specifically declines in the residential and commercial real estate market, volatility and disruption of the capital and credit markets, soundness of other financial institutions we do business with ; • risks inherent in making loans such as repayment risks and fluctuating collateral values ; • changes in operations of the mortgage company as a result of the activity in the residential real estate market ; • exposure to repurchase loans sold to investors for which borrowers failed to provide full and accurate information on or related to their loan application or for which appraisals have not been acceptable or when the loan was not underwritten in accordance with the loan program specified by the loan investor ; • governmental monetary and fiscal policies ; • changes in accounting policies, rules and practices ; • reliance on our management team, including our ability to attract and retain key personnel ; • competition with other banks and financial institutions, and companies outside of the banking industry, including those companies that have substantially greater access to capital and other resources ; • demand, development and acceptance of new products and services ; • problems with technology utilized by us ; • natural disasters, war, terrorist activities, pandemics, or the outbreak of COVID - 19 or similar outbreaks, and their effects on economic and business environments in which the Company operates ; • adverse effects due to COVID - 19 on the Company and its customers, counterparties, employees, and third - party service providers, and the adverse impacts to our business, financial position, results of operations, and prospects ; • changing trends in customer profiles and behavior ; and • other factors described from time to time in our reports filed with the SEC . These risks and uncertainties should be considered in evaluating the forward - looking statements contained herein, and readers are cautioned not to place undue reliance on such statements . Any forward - looking statement speaks only as of the date on which it is made, and the Company undertakes no obligation to update any forward - looking statement to reflect events or circumstances after the date on which it is made . In addition, past results of operations are not necessarily indicative of future results . 1

Non - GAAP Financial Measures The accounting and reporting polices of the Company conform to generally accepted accounting principles (“GAAP”) in the United States and prevailing practices in the banking industry. However, management uses certain non - GAAP measures to supplement the evaluation of the Company’s performance. These measures include core operating income, core earnings per share and core return on tangible common equity for the consolidated entity, the commercial banking segment, and the mortgage banking segment. Management believes presentations of these non - GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s core businesses. These non - GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non - GAAP performance measures that may be presented by other companies. Reconciliations of GAAP to non - GAAP disclosures are included as tables at the end of this presentation. 2

Company Overview 3 Corporate Data Bank Chartered: December 1999 Holding Company incorporated: Janauary 2003 Ticker (Nasdaq): VBFC Markets Served Richmond MSA and Williamsburg Headquarters: 13319 Midlothian Turnpike Midlothian, VA 23113 Phone: (804) 897 - 3900 Web Address: www.villagebank.com Chairman: Craig D. Bell President & CEO: Jay Hendricks Executive VP & CFO/CRO: Donnie Kaloski Period Highlights - June 30, 2021 Assets ($000) $ 717,932 TCE/TA 8.22% Tangible Book Value per share $ 40.21 Earnings Per Share (diluted) $ 4.90 Bank Leverage Ratio 9.72% ROAE (YTD) 25.81% ROAA (YTD) 2.05% Net Interest Margin 3.88% NPAs/Assets 0.22% Reserves/Loans (excluding PPP) 0.75% $13.87 $19.00 $26.70 $30.65 $30.45 $37.11 $34.39 $51.94 79.33% 109.31% 100.62% 127.82% 117.70% 125.67% 96.99% 129.17% 50.00% 70.00% 90.00% 110.00% 130.00% 150.00% 170.00% $- $10.00 $20.00 $30.00 $40.00 $50.00 Capital Raise March 27, 2015 YE 2015 YE 2016 YE 2017 YE 2018 YE 2019 YE 2020 June 30, 2021 Price Per Share Price Per Share Price to Book Value 23% CAGR

Market Areas

Richmond MSA[(1)]

- State Capital
- 5 major colleges & universities
- 10 Fortune 1000 companies headquartered
- Virginia 2021 Top State for Business (CNBC)
- Educated workforce (~38% of adults have a bachelor's degree or higher according U.S. Census Bureau)
- Diverse population with an average household income of ~$69,500 vs the national average of ~$63,000
- Excellent quality of life

Williamsburg (Hampton Roads MSA)[(3)]

- 37th largest region in the United States
- Approximately 1.76 million residents
- Home to William & Mary, second oldest university in the United States

Richmond MSA Market Position[(2)]

Rank	Institution (ST)	Number of Branches	Deposit in Market ($,000)	Market Share (%)	Average Branch Size ($,000)
1	Bank of America Corporation (NC)	21	$ 23,931,212	41.59	$ 1,139,582
2	Truist Financial Corp. (NC)	58	12,727,661	22.12	219,442
3	Wells Fargo & Co. (CA)	51	8,744,074	15.20	171,452
4	Atlantic Union Bkshs Corp. (VA)	26	4,182,869	7.27	160,880
5	TowneBank (VA)	8	1,341,118	2.33	167,640
6	C&F Financial Corp. (VA)	15	1,201,773	2.09	80,118
7	Primis Financial Corp. (VA)	12	832,379	1.45	69,365
8	Community Bankers Trust Corp (VA)	12	821,453	1.43	68,454
9	**Village Bank & Trust Finl Corp (VA)**	**8**	**626,973**	**1.09**	**78,372**
10	Blue Ridge Bankshares Inc. (VA)	7	536,395	0.93	76,628
	Total for Institutions in Market	**287**	**$ 57,535,843**		**$ 200,473.32**



Ashland
Goochland
Glen Allen
Richmond
Powhatan
King And
Queen Court House
West Point
York
River
Amelia Court House
Hopewell
64
95
288
76
150
895
295
33

(1) Source: Greater Richmond Partnership.
(2) Source: S&P Global, Data as of the 6/30/2021 FDIC Summary of Deposits for the Richmond, VA MSA.
(3) Source: Williamsburgva.gov

4

Management Team 5 Jay Hendricks President & Chief Executive Officer Donnie Kaloski Chief Financial Officer & Chief Risk Officer Max Morehead Commercial Banking • CEO and President of the Company and the Bank since August 2020. • Previously Chief Operating Officer and Chief Risk Officer of the Bank since December 2016. • Joined as Chief Credit Officer of the Bank in September 2013. • 23 years with SunTrust/Crestar including roles as Chief Operational Risk Officer for mortgage and Credit and Compliance O fficer for consumer banking. • Prior to 1990, served as Bank Examiner for the Comptroller of the Currency. • More than 30 years experience in the banking industry . • Chief Financial Officer of the Company and the Bank since May 2018. Chief Risk Officer of the Bank since August 2020. • Previously served as Senior Vice President of Accounting of the Bank. • From 2007 to 2013 supervised audit teams on financial institutions throughout the country with BDO USA, LLP. • Holds a BA in Accounting and an MBA from Troy University. • Is a Certified Public Accountant and Charted Global Management Accountant. • More than 14 years experience in the accounting and banking industry. • Executive Vice President – Commercial Banking since March 2014. • 25 years with SunTrust/Crestar including leadership roles in commercial banking. • More than 30 years experience in the banking industry .

Management Team, continued 6 Joy Kline Retail Banking Christy Quesenbery Operations Roy Barzel Chief Credit Officer Clif Winn President & CEO Village Bank Mortgage Corp • Executive Vice President – Retail Banking of the Bank since September 2009. • Previously served as Vice President Retail Manager of the Bank since 2006. • Prior to joining the Bank served in retail banking leadership roles with First Market Bank and Central Fidelity Bank. • More than 40 years experience in the banking industry . • President and Chief Executive Officer of Village Bank Mortgage Corporation since December 2017. • Member of mortgage leadership team since 2009. Served as Senior Vice President and Risk Manager. • From 1998 until 2009 served in several leadership roles with Benchmark Mortgage. • More than 20 years mortgage banking experience. • Executive Vice President – Operations since August 2020. • Prior to joining the Bank served as Chief Operations Officer at Touchstone Bank since 2016. • Held various leadership roles during her career around operations, information technology, compliance, and risk management. • More than 35 years experience in the banking industry . • Chief Credit Officer of the Bank since August 2020. • Previously served as Senior Vice President and Director of Strategic Initiatives since 2017. • Prior to joining the Bank served in commercial banking leadership roles with Bank of Virginia and SunTrust/Crestar. • More than 35 years experience in the banking industry .

Board of Directors 7 Craig Bell Chairman Since 1998 Randy Whittemore Director Since 1998 Frank Jenkins Director Since 2017 R.T. Avery Director Since 1998 Mike Katzen Director Since 2008 Mike Toalson Director Since 2004 Devon Henry Director Since 2018 Mary Margaret Kastelberg Director Since 2020 Jay Hendricks President & Chief Executive Officer Since 2020

Why Village? 8 • We think and behave like long - term investors Vision, Discipline, Execution • Strong market position in a very attractive market Market • Excellent opportunity to take market Opportunity • A strong community bank with a successful mortgage company Differentiated • Effective shareholder communications Transparency and Candor • Excellent shareholder returns over the last five years We Deliver Results

Our Strategy Is Built Around Delivering Top Quartile Long Term Returns To Our Shareholders This Means… • Top Quartile Return on Tangible Common Equity • Sustained High Single Digit Earnings Per Share Growth • Best Quartile Asset Quality in Worst Part of Cycle • Best Quartile Earnings Volatility 9

Strong Earnings G rowth 10 (1) Non - GAAP financial measure. See GAAP to Non - GAAP financial measure reconciliation at the end of this release . (2) Source: S&P Global – Southeast Public Banks under $1 billion in assets as of June 30, 2021. (3) Nonperforming assets excludes performing troubled debt restructurings. 8.97% 12.72% 19.12% 25.81% 0.00% 10.00% 20.00% 30.00% 0.00% 10.00% 20.00% 30.00% 2018 2019 2020 YTD 2021 Core ROTCE (1) Commerical Banking Segment Mortgage Banking Segment Top Quartile(2) $2.21 $3.53 $6.23 $4.90 $- $1.00 $2.00 $3.00 $4.00 $5.00 $6.00 $7.00 2018 2019 2020 YTD 2021 Core Earnings Per Share (1) Commerical Banking Segment Mortgage Banking Segment 41% CAGR 0.54% 0.44% 0.27% 0.22% 0.05% 0.00% 0.04% 0.01% (0.30%) (0.10%) 0.10% 0.30% 0.50% 0.70% 2018 2019 2020 YTD 2021 Asset Quality Metrics (2) NPAs/Total Assets Net Charge-offs to Average Loans

Protecting Net Interest Margin 11 • NIM expansion driven by: • Deploying excess liquidity to minimize negative arbitrage • PPP forgiveness and fee income recognition in Q4 2020 and H1 2021 • Disciplined pricing approach to funding sources • Prepayment of $31 million in FHLB Advances during Q4 2020, which will result in $519,000 savings during 2021 • Liquidity deployed in efficient manner by: • Opportunistic approach to deploying funds in the investment portfolio. Looking to quality of earnings for the long - term vs. quantity of earnings in the short - term • Reduction in wholesale funds (i.e. FHLB Advances, brokered deposits, internet listing service deposits) • PPP loans funded primarily through on - balance sheet liquidity, with marginal usage of PPPLF. 3.55% 3.02% 3.21% 3.90% 3.92% 3.84% 4.55% 3.79% 3.84% 4.41% 4.32% 4.19% 1.03% 0.78% 0.64% 0.60% 0.42% 0.36% 0.00% 1.00% 2.00% 3.00% 4.00% 5.00% Q1 2020 Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 Net Interest Margin Net Interest Margin Yield on Earning Assets Cost of Funds 24.46% 24.37% 30.39% 10.73% 0.00% 10.76% 10.97% 12.88% 11.71% 18.27% 0.00% 3.00% 6.00% 9.00% 12.00% 15.00% 18.00% 21.00% 0.00% 5.00% 10.00% 15.00% 20.00% 25.00% 30.00% 35.00% Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 Liquidity Ratio PPPLF to PPP Loans Liquidity Ratio

Deposit Portfolio 12 $468,843 $579,795 $573,852 $588,382 $620,056 $638,083 0.80% 0.62% 0.51% 0.47% 0.33% 0.27% 0.00% 0.20% 0.40% 0.60% 0.80% 1.00% 1.20% 1.40% $- $100,000 $200,000 $300,000 $400,000 $500,000 $600,000 $700,000 Q1 2020 Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 Deposit Growth (dollars in thousands) Time deposits Low cost interest bearing deposits Non-interest bearing deposits Cost of total deposits Total deposits increased by 2.91% from Q1 2021 and by 10.05% from Q2 2020. The increase in noninterest bearing demand and low cost relationships (i.e. interest checking, money market, and savings) accounts is a result of core relationship growth, success in converting PPP relationship, and the migration of customer funds from time deposits . The cost of total deposits has decreased significantly as a result of changes in deposit mix and our disciplined approach to pri cing. Core deposit growth is expected to remain healthy, though we believe this could be tempered by some runoff of stimulus money. Noninterest - bearing demand 40% Interest checking 12% Money market 28% Savings 7% Time deposits 13% Deposit Mix June 30, 2021

Loan Portfolio 13 $435,234 $607,993 $600,089 $561,003 $592,177 $551,664 4.90% 4.15% 4.08% 4.76% 4.64% 4.63% 0.00% 1.00% 2.00% 3.00% 4.00% 5.00% 6.00% 7.00% 8.00% 9.00% 10.00% $- $100,000 $200,000 $300,000 $400,000 $500,000 $600,000 $700,000 Q1 2020 Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 Loan Growth (dollars in thousands) Core Loans PPP Loans Yield on Loans C&I + Owner occupied commercial real estate 27% PPP Loans 18% Nonowner occupied commercial real estate 23% Acquisition, development and construction 8% Consumer/Residential 18% Student 5% Other 1% Portfolio Mix June 30, 2021 Total loans, excluding PPP loans, increased by 5.00 % from Q1 2021 and by 7.21%, from Q2 2020. The core commercial loan portfolio grew by 7.07% from Q1 2021 and by 11.92 % from Q2 2020. Core commercial loan growth was a product of our continued success in capitalizing on PPP relationships, as well as improving economic activity. Our strong pipeline supports our belief that core loans will continue to grow through the remainder of the year. We remain judicious in our underwriting and managing our credit concentrations.

Paycheck Protection Program Observations • Village embraced the PPP as a critical resource for our business community at a pivotal moment in history • Processed customer and noncustomer applications from the first day • Worked with local CPA firms to serve their clients with our SBA expertise • Substantially raised Village Bank’s visibility and credibility in our community • Significant market opportunity to take share from competiors 14 PPP Program • Village originated $262.7 million between Rounds 1 and 2. • PPP forgiveness peaked for Round 1 in Q2 2021 and we anticipate Round 2 will peak in Q4 2021. • Processing fees were 1 - 5% depending on loan amount. PPP loans as of August 31 , 2021 Round 1 Round 2 Dollars Approved $ 185,137,000 $ 77,539,000 Number Approved 1,526 829 Jobs Impacted >20,000 > 8,600 Average Loan Size $ 121,322 $ 93,533 % of Loans < $50,000 55% 57% First Draw Round - 2 Amount of Loans N/A $ 4,027 Number of Loans N/A 160 Forgiveness $ 178,949,000 $ 14,972,000

Loan Deferral Update 15 Loan Deferrals • $0 balances under modification as of August 31, 2021. • Followed frameworks laid out in FFIEC Interagency and FASB guidance • Deferral metrics exclude SBA 7a and 504 loans receiving Section 1112 Subsidy Payments. (1) Effective January 19, 2021, the SBA provided guidance on the implementation of the extension of the Section 1112 Debt Relief Program fo r t he 7(a) loan program as authorized by Section 325 of the Economic Aid to Hard - Hit Small Business, Nonprofits, and Venues Act. The SBA wi ll pay the principal, interest, and fees on current 7(a) loans for a period of up to eight months. These loans have been excluded from the June 30, 2021 and March 31, 2021 metrics; however, as of December 31, 2020, six loans with a total outstanding balance of $3,407,000 went into a d eferred payment status and were included in the deferred loan amount above. $83,837 $84,335 $38,028 $19,034 $5,867 $- $10,000 $20,000 $30,000 $40,000 $50,000 $60,000 $70,000 $80,000 $90,000 $100,000 Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 Loan Deferrals (dollars in thousands) Consumer/Residential Acquisition, development and construction Nonowner occupied commercial real estate C&I + Owner occupied commercial real estate

High Risk Loan Deferral Segment Update 16 High Risk Segments • Total loans and lease portfolio (excluding PPP) stood at $454 million as of June 30, 2021; Aggregate exposure to select COVID - 19 industries ~1.2%. • Balances under modification declined 92 % from September 30, 2020. • Includes businesses operating in these industries and non - owner occupied CRE. • Hotel portfolio return to normal payment terms. (1) Effective January 19, 2021, the SBA provided guidance on the implementation of the extension of the Section 1112 Debt Relief Program fo r t he 7(a) loan program as authorized by Section 325 of the Economic Aid to Hard - Hit Small Business, Nonprofits, and Venues Act. The SBA wi ll pay the principal, interest, and fees on current 7(a) loans for a period of up to eight months. These loans have been excluded from the June 30, 2021 and March 31, 2021 metrics; however, as of December 31, 2020, six loans with a total outstanding balance of $3,407,000 went into a deferred paym ent status and were included in the deferred loan amount above . (2) Loans within this group include business such as grocery, convenience stores, drug stores, consumer durables, apparel, and pe rs onal services. (3) As of May 17, 2021 all hotel loans have returned normal payments terms. $67,619 $69,806 $34,224 $18,535 $5,558 $- $10,000 $20,000 $30,000 $40,000 $50,000 $60,000 $70,000 $80,000 Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 High Risk Loan Deferral Segments (dollars in thousands) Arts and Entertainment Real Estate and Leasing Medical and Child Care Retail(2) Food Service Hotels

Our credit strategy is designed with the goal of delivering best quartile asset quality in the worst part of the cycle… 17 (1) Source - SNL data for VA Banks <$1 Billion in assets as of March 31, 2021 . (2) Annualized. (3) Nonperforming assets excluding performing troubled debt restructurings. • Credit metrics continue to compare favorably to our peer group. • Non - performing assets remain stable at 0.22% of total assets. • The increase in Special Mention loans in Q4 2020 was primarily due COVID - 19 impacted businesses. • ALLL to Loans (excluding PPP loans) decreased to 0.75% as of Q2 2021 compared to 0.79% as of Q1 2020. • Negative credit migration has been minimal and the improved outlook for the economy support the adequacy of our allowance for loan and lease losses. • Higher Risk Loans = more provision expense, more capital, more earnings volatility Asset Quality Metrics Metric Village Peer Group Q2 2021 Q1 2021 Q4 2020 Q3 2020 Q2 2020 Q1 2021 (1) Allowance for Loan and Lease Losses/Nonperforming Loans 221.77% 256.78% 251.75% 181.98% 205.33% 198.18% Net Charge - offs (recoveries) to Average Loans (2) 0.04% (0.01%) 0.05% (0.03%) (0.01%) 0.04% Nonperforming Loans/Loans (excluding Guaranteed Loans) 0.38% 0.40% 0.41% 0.60% 0.48% 0.86% Nonperforming Assets/Bank Total Assets (3) 0.22% 0.26% 0.27% 0.35% 0.30% 0.64% 0.79% 0.89% 0.97% 0.93% 0.92% 0.75% 0.00% 0.50% 1.00% 1.50% 2.00% $- $100,000 $200,000 $300,000 $400,000 $500,000 Q1 2020 Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 ALLL to Loans (excluding PPP) (dollars in thousands) C&I + Owner occupied commercial real estate Nonowner occupied commercial real estate Acquisition, development and construction Consumer/Residential Student Other ALLL to loans (excluding PPP)

2020 Record Year for the Mortgage Banking Segment Observations • Purchase money focused • Strong real estate market supports purchase money • Counter cyclical business to commercial bank • Application to close turn - time averaged 12 days shorter than industry 18 (1) Source - Mortgage Bankers Association * Mortgage Banking Segment $162,111 $203,497 $369,818 $164,582 0.19% 2.44% 8.27% 8.50% 0.00% 2.00% 4.00% 6.00% 8.00% 10.00% $0 $50,000 $100,000 $150,000 $200,000 $250,000 $300,000 $350,000 $400,000 2018 2019 2020 YTD 2021 Mortgage Banking Segment Originations vs. ROE (dollars in thousands) Purchase Refinance ROE 92% 80% 82% 66% 54% 55% 58% 8% 20% 18% 34% 46% 45% 42% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% MBS* Industry Avg. MBS* Industry Avg. MBS* Industry Avg. MBS* 2018 2019 2020 YTD 2021 Loan Originations - Purchase vs. Refinance (1) Purchase Refinance

2021 and beyond Challenges and Opportunities Challenges • Rate environment • Liquidity levels • Competition driving spreads tighter and credit standards looser Opportunities • Strong market perception, cross - sell opportunity into ~400 new PPP clients • Local bank mergers and disappointed PPP customers creating opportunities • Strong mortgage loan purchase money market, Mortgage recruiting • Leverage Treasury Management Sales team and Concierge Banking teams established in 2020 • SBA enhancements to their 7a and 504 programs • SBA guaranty strip sales • Digitalization initiatives • Growth in Williamsburg and Peninsula markets 19

Reconciliation of Non-GAAP Financial Measures

Reconciliation of Non-GAAP Financial Measures

(Dollars in thousands, except per share amounts)

GAAP Operating Results by Segment	2018	2019	2020	YTD 2021
Pre-tax earnings by segment				
Commercial banking	$ 3,646	$ 4,402	$ 6,058	$ 6,234
Mortgage banking	84	1,239	4,981	2,996
Income before income tax expense	3,730	5,641	11,039	9,230
Commercial banking income tax expense	675	904	1,439	1,410
Mortgage banking income tax expense	18	260	1,046	629
Net income	$ 3,037	$ 4,477	$ 8,554	$ 7,191
Preferred stock dividend[1]	$ (113)	$ -	$ -	$ -
Net income available to common shareholders	$ 2,924	$ 4,477	$ 8,554	$ 7,191

Core Operating Results by Segment[2]	2018	2019	2020	YTD 2021
Commercial banking GAAP pre-tax earnings	$ 3,646	$ 4,402	$ 6,058	$ 6,234
Non-core (income) expense items				
Salaries and benefits[3]	-	760	-	-
Branch write-down	56	22	-	-
Cease use lease obligation	-	-	-	-
(Gain)/loss on sale of securities	89	(101)	(12)	-
Other non-core expense[4]	162	55	696	-
Commercial banking operating income	3,953	5,138	6,742	6,234
Mortgage banking GAAP pre-tax earnings	84	1,239	4,981	2,996
Non-core expense items				
Salaries and benefits[3]	-	54	-	-
Mortgage banking operating income	84	1,293	4,981	2,996
Core operating income before income tax expense	4,037	6,431	11,723	9,230
Commercial banking income tax expense[5]	739	1,059	1,583	1,410
Mortgage banking income tax expense[5]	18	271	1,046	629
Core operating net income	$ 3,280	$ 5,101	$ 9,094	$ 7,191
Preferred stock dividend[1][2]	$ (113)	$ -	$ -	$ -
Core operating income available to common shareholders	$ 3,167	$ 5,101	$ 9,094	$ 7,191

** Reference notes on following page.*

20

Reconciliation of Non - GAAP Financial Measures 21 Reconciliation of Non - GAAP Financial Measures (Dollars in thousands, except per share amounts) Reference notes for GAAP to Core Operating Income (1) On March 30, 2018, the Company redeemed the remaining 5,027 shares ($5,027,000 aggregate liquidation value) of its Fixed Rate Cumulative Perpetual Preferred Stock, Series A. (2) Non - GAAP financial measure. (3) The Company recognized $814,000 in additional compensation expense during Q2 2019, as a result of the accelerated vesting of restricted stock awards and retirement benefits as disclosed in the Company's Form 8 - K filed on June 25, 2019. (4) Other non - core expense is composed of the write - off of premiums associated with United States Department of Agriculture Loans, $139,000 during 2018, $12,000 during 2019, and additional audit and tax fees of $23,000 during 2018 and $43,000 during 2019 associated with the transition of our external auditors during 2018 . 202 0 includes $696,000 in prepayment fees associated with the early pay - off of the then $31 million outstanding in FHLB Advances. (5) Income tax expense was adjusted for the non - core items at the corporate tax rate of 21%.

Reconciliation of Non-GAAP Financial Measures

Reconciliation of Non-GAAP Financial Measures
(Dollars in thousands, except per share amounts)

	2018	2019	2020	YTD 2021
ROTCE				
Average shareholder's equity	$ 36,523	$ 40,111	$ 47,572	$ 56,177
Less: average preferred stock [1]	1,229	-	-	-
Average tangible common equity	$ 35,294	$ 40,111	$ 47,572	$ 56,177
Net income available to common shareholders				
Consolidated	$ 2,924	$ 4,477	$ 8,554	$ 7,191
Commerical Banking Segment	2,858	3,498	4,619	4,824
Mortgage Banking Segment	$ 66	$ 979	$ 3,935	$ 2,367
Return on Tangible Common Equity				
Consolidated[2]	8.28%	11.16%	17.98%	25.81%
Commercial Banking Segment[2]	8.10%	8.72%	9.71%	17.32%
Mortgage Banking Segment[2]	0.19%	2.44%	8.27%	8.50%
Core ROTCE				
Operating income available to common shareholders [3]				
Consolidated	$ 3,167	$ 5,101	$ 8,545	$ 7,191
Commerical Banking Segment	3,101	4,079	4,610	4,824
Mortgage Banking Segment	$ 66	$ 1,022	$ 3,935	$ 2,367
Return on Tangible Common Equity				
Consolidated[2]	8.97%	12.72%	17.96%	25.81%
Commercial Banking Segment[2]	8.78%	10.17%	9.69%	17.32%
Mortgage Banking Segment[2]	0.19%	2.55%	8.27%	8.50%

[1] On March 30, 2018, the Company redeemed the remaining 5,027 shares ($5,027,000 aggregate liquidation value) of its Fixed Rate Cumulative Perpetual Preferred Stock, Series A.
[2] YTD 2021 is annualized.
[3] Derived from the Core Operating Results by Segment table.

22

Reconciliation of Non - GAAP Financial Measures 23 Reconciliation of Non - GAAP Financial Measures (in thousands, except per share amounts) (1) Derived from the Core Operating Results by Segment table. 2018 2019 2020 YTD 2021 GAAP earnings per share Weighted Average Share Outstanding 1,433 1,445 1,459 1,467 Net income available to common shareholders Consolidated $ 2,924 $ 4,477 $ 8,554 $ 7,191 Commerical Banking Segment 2,858 3,498 4,619 4,824 Mortgage Banking Segment $ 66 $ 979 $ 3,935 $ 2,367 GAAP earnings per share Consolidated $ 2.04 $ 3.10 $ 5.86 $ 4.90 Commerical Banking Segment $ 1.99 $ 2.42 $ 3.17 $ 3.29 Mortgage Banking Segment $ 0.05 $ 0.68 $ 2.70 $ 1.61 Core earnings per share Operating income available to common shareholders (1) Consolidated $ 3,167 $ 5,101 $ 9,094 $ 7,191 Commerical Banking Segment 3,101 4,079 5,159 4,824 Mortgage Banking Segment $ 66 $ 1,022 $ 3,935 $ 2,367 Core earnings per share Consolidated $ 2.21 $ 3.53 $ 6.23 $ 4.90 Commerical Banking Segment $ 2.16 $ 2.82 $ 3.54 $ 3.29 Mortgage Banking Segment $ 0.05 $ 0.71 $ 2.70 $ 1.61